Exhbit 99.1

Press Release Source: Stellar Pharmaceuticals Inc.

STELLAR PHARMACEUTICALS INC. ANNOUNCES PRODUCT REVENUE INCREASES FOR BOTH DOMESTIC AND INTERNATIONAL MARKETS

London, Ontario, November 13, 2008 – Stellar Pharmaceuticals Inc. ("Stellar" or the “Company”) (OTCBB:SLXCF.OB) today announced that for the three month period ended September 30, 2008, total product revenues increased by 19.6% compared to the same period in 2007.  Product sales in Canada grew by 8.3% and international product sales were up 96.6% due to increased sales of NeoVisc® in Europe. For the nine month period ended September 30, 2008, product revenues increased by 21.6% over the same period in 2007, with Canadian product sales up 3.7% while international sales grew by 139.8% again due to solid growth of NeoVisc in Europe.

Total income from operations for the nine month period ended September 30, 2008, was up 4.2%, while income from operations for the three month period ended September 30, 2008 decreased 21.8% compared to the same periods in 2007. The decrease for the three month period ended September 30, 2008, was due to the termination as of March 31, 2008, of Stellar’s European licence agreement for Uracyst, which resulted in significant reduction of royalty income for the past two quarters in 2008. Although it can not be certain, Stellar expects to have new licensed partners in place in the last quarter of 2008, which will greatly help to improve Uracyst® royalty income in 2009 and onward.

The Company’s loss from operations for the nine month period ended September 30, 2008 was reduced by 20.9% to $303,800 compared to a loss of $384,200 for the same period in 2007. The loss from operations for the three month period ended September 30, 2008 was $88,600 or a decrease of 380.8%, compared to income from operations of $31,500 for the same period in 2007. The main decrease differential of income for the quarter and year-to-date over the prior year is due to the decrease in royalty payments recorded in 2008 compared to 2007 and the receipt in 2007, of $216, 200 from the mediated European agreement settlement for Uracyst.

In order to accommodate the future increased manufacturing demand for our products, Stellar has currently invested $354,000 in capital expenses in order to accommodate the expansion of its manufacturing to two separate sites. This will help reduce risks associated with one supplier and greatly improve the Company’s efficiencies, as well as its ability to supply the increased demand for its products. The Company’s product NeoVisc® will now be manufactured at Hyaluron Inc., located in Burlington, MA. Hyaluron has a proven track record in working with highly viscous products such as NeoVisc® and therefore felt to be a good fit for this manufacturing process. DRAXIS Pharma, a division of DRAXIS Specialty Pharmaceuticals located in Kirkland Quebec, will now be manufacturing Uracyst®. DRAXIS also has a proven track record in producing sterile products and is believed to be capable of meeting Stellar’s Uracyst® manufacturing requirements. Both these facilities started to manufacture Stellar’s products during this quarter. With these two facilities now in place, Stellar will no longer manufacture its products at Dalton Pharma Services.

As at September 30, 2008, the Company was debt free and had working capital of $2,981,200 of which $2,594,800 was in cash or cash equivalents.

Purchasing of Equity Securities

Pursuant to the terms of the Company's normal course issuer bid, the Company, as of the date of this release, has purchased 222,500 of its common shares at an average purchase price of $0.38.

ABOUT STELLAR PHARMACEUTICALS INC.

Stellar has developed and is marketing direct in Canada and in countries around the world through out-license agreements two products based on its core polysaccharide technology: NeoVisc®, for the treatment of osteoarthritis; and Uracyst® and the Uracyst® Test Kit, its patented technology for the diagnosis and treatment of interstitial cystitis (IC), an inflammatory disease of the urinary bladder wall. Stellar also has in-licensing agreements for NMP22® BladderChek®, a proteomics-based diagnostic test for the diagnosis and monitoring of bladder cancer.

STELLAR PHARMACEUTICALS INC.

CONDENSED BALANCE SHEETS

(Expressed in Canadian Dollars)

ASSETS
		As at	As at
		September 30, 2008	December 31, 2007
CURRENT		(Unaudited)	(Audited)
Cash and cash equivalents		$2,594,811	$3,211,126
Accounts receivable, net of allowance		176,384	272,341
Inventories		447,276	305,040
Taxes recoverable		200,070	164,714
Prepaid, deposits and sundry receivables		49,285	44,066
		3,467,826	3,997,287

PROPERTY, PLANT AND EQUIPMENT		1,135,179	822,692
OTHER ASSETS		65,834	55,430
LOAN RECEIVABLE		15,899	14,822
		$4,684,738	$4,890,231

LIABILITIES

CURRENT
Accounts payable		$235,328	$214,442
Accrued liabilities		248,527	192,364
Deferred revenues		2,799	10,573
		486,654	417,379

CONTINGENCIES AND COMMITMENTS

SHAREHOLDERS' EQUITY
CAPITAL STOCK
AUTHORIZED
Unlimited	Non-voting, convertible, redeemable and retractable
	preferred shares with no par value
Unlimited	Common shares with no par value

ISSUED
23,655,040	Common shares (2007 - 23,822,540)	8,245,179	8,303,054
	Additional paid-in capital - options - outstanding	69,633	123,002
	- expired	691,816	623,417
		9,006,628	9,049,473
DEFICIT		(4,808,544)	(4,576,621)
		4,198,084	4,472,852
		$4,684,738	$4,890,231

STELLAR PHARMACEUTICALS INC.

CONDENSED INTERIM STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS AND DEFICIT

(Expressed in Canadian Dollars)

(Unaudited)

	For the Three Month Period Ended September 30		For the Nine Month Period Ended September 30
	2008	2007	2008	2007
PRODUCT SALES (Note 8)	$477,289	$399,178	$1,452,280	$1,194,733
COST OF PRODUCTS SOLD (excluding amortization of $14,314 for the three month period ended September 30, 2008 (2007 - $22,803); and amortization of $45,598 for the nine month period ended September 30, 2008 (2007 - $78,002) and other items shown below for the three month period ended September 30, 2008 $nil (2007 - $nil) and for the nine month period ended September 30, 2008 $nil (2007 – $20,145)	92,159	80,474	321,206	301,941
MARGIN ON PRODUCTS SOLD	385,130	318,704	1,131,074	892,792
ROYALTY & LICENSING REVENUES	3,780	216,218	204,136	394,834
WRITE-DOWN OF OBSOLETE INVENTORY	––	––	––	(20,145)
GROSS PROFIT	388,910	534,922	1,335,210	1,267,481
EXPENSES
Selling, general and administrative	453,362	441,486	1,496,246	1,451,254
Research and development	(4,805)	25,662	53,437	83,150
Amortization	28,939	36,226	89,367	117,285
	477,496	503,374	1,639,050	1,651,689
INCOME (LOSS) FROM OPERATIONS	(88,586)	31,548	(303,840)	(384,208)
INTEREST AND OTHER INCOME	18,627	105,929	67,050	171,685
GAIN ON DISPOSAL OF EQUIPMENT	9,676	––	9,676	––
NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) FOR THE PERIOD	$(60,283)	$137,477	$(227,114)	$(212,523)
DEFICIT, beginning of period	(4,746,385)	(4,779,180)	(4,576,621)	(4,429,180)
Effect of repurchase and cancellation of Common Shares	(1,876)	––	(4,809)	––
DEFICIT, end of period	$(4,808,544)	$(4,641,703)	$(4,808,544)	$(4,641,703)
EARNINGS (LOSS) PER SHARE – Basic and Diluted	$0.00	$0.01	$(0.01)	$(0.01)
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	23,681,779	23,822,540	23,752,790	23,821 232

STELLAR PHARMACEUTICALS INC.

CONDENSED INTERIM STATEMENTS OF CASH FLOWS

(Expressed in Canadian Dollars)

(Unaudited)

	For the Three Month Period Ended September 30		For the Nine Month Period Ended September 30
	2008	2007	2008	2007
CASH FLOWS USED IN OPERATING ACTIVITIES
Net income (loss) for the period	$(60,283)	$137,477	$(227,114)	$(212,523)

Items not affecting cash
Amortization	28,939	36,226	89,367	117,285
Gain on sale of asset	(9,676)	––	(9,676)	––
Unrealized foreign exchange (gain) loss	(8,042)	712	(14,399)	15,906
Issuance of equity instruments for services rendered	3,603	12,916	16,730	23,865
Change in non-cash operating assets and liabilities	35,832	(34,018)	(65,808)	(199,653)
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	(9,627)	153,313	(210,900)	(255,118)

CASH FLOWS USED IN INVESTING ACTIVITIES
Sale of equipment assets	10,000	––	10,000	––
Additions to property, plant and equipment	(152,373)	(80,115)	(354,008)	(89,495)
Additions in other assets	(5,357)	(5,695)	(11,420)	(7,219)
CASH FLOWS USED IN INVESTING ACTIVITIES	(147,730)	(85,810)	(355,428)	(96,714)

CASH FLOWS USED IN FINANCING ACTIVITIES
Purchase of shares under normal course issuer bid	(20,729)	––	(64,384)	––
CASH FLOWS USED IN FINANCING ACTIVITIES	(20,729)	––	(64,384)	––

EFFECT OF EXCHANGE RATES ON CASH HELD
IN FOREIGN CURRENCY	8,041	(2,820)	14,397	(18,006)
CHANGE IN CASH AND CASH EQUIVALENTS	(170,045)	64,683	(616,315)	(369,838)
CASH AND CASH EQUIVALENTS, beginning of period	2,764,856	3,080,672	3,211,126	3,515,193
CASH AND CASH EQUIVALENTS, end of period	$2,594,811	$3,145,355	$2,594,811	$3,145,355

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including increased competition; the ability of the Company to expand its operations, to attract and retain qualified professionals, technological obsolescence; general economic conditions; and other risks detailed from time to time in the Company's filings.

Contact:

Stellar Pharmaceuticals Inc.

544 Egerton St.

London, ON  N5W 3Z8

Peter Riehl

(800) 639-0643 or (519) 434-1540

or

Arnold Tenney

(416) 587-3200